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                                 Exhibit 10.7

                         CHANGE OF CONTROL AGREEMENT

          AGREEMENT made as of December 27, 2005 by and among CODORUS VALLEY BANCORP, INC., a Pennsylvania business corporation, (hereinafter referred to as the "Corporation"), PEOPLESBANK, A CODORUS VALLEY COMPANY, a Pennsylvania state charted bank (hereinafter referred to as the "Bank") and JANN A. WEAVER, an individual residing at 417 Chumleigh Road, Baltimore, Maryland (hereinafter referred to as "Executive").

                                   WITNESSETH:

          WHEREAS, the Corporation, the Bank and Executive entered into a Change of Control Agreement dated as of October 1, 1997 (the "1997 Agreement"), regarding, among other things, certain payments which may be due Executive upon termination following a Change of Control; and

          WHEREAS, Executive is now serving as Treasurer/Chief Financial Officer of the Corporation and as Executive Vice President/Chief Financial Officer of the Bank, a wholly-owned subsidiary of the Corporation; and

          WHEREAS, the Corporation and the Bank consider the continued services of Executive to be in the best interests of the Corporation and the Bank; and


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          WHEREAS, the Corporation, the Bank and Executive desire to enter into this Agreement whereby the Corporation agrees to make certain payments to Executive upon termination under specific conditions, in order to induce Executive to continue in employment, and concurrently herewith, to terminate the 1997 Agreement, all as hereinafter set forth

          NOW, THEREFORE, in consideration of the continued employment of Executive and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, Executive, the Corporation and the Bank agree as follows:

                                    ARTICLE I

                   TERMINATION PURSUANT TO A CHANGE OF CONTROL

          1.1 DEFINITION: TERMINATION PURSUANT TO A CHANGE OF CONTROL. Any of the following events occurring during the period commencing with the date of any "Change of Control" (as defined in ARTICLE II hereof) and ending on the second
(2nd) anniversary of the date of the Change of Control, shall constitute a "Termination Pursuant to a Change of Control":

          (A) Executive's employment is terminated by the Corporation, the Bank or an acquiror or successor of either without "Good Cause" (as defined below); or

          (B) Any of the following events occurs and Executive thereafter terminates Executive's employment:


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               (i) any reduction in Executive's responsibilities, including reporting responsibilities, or authority, including such responsibilities or authorities as may be increased from time to time; or

               (ii) the assignment to Executive of duties inconsistent with Executive's title or office, as the same may be increased from time to time; or

               (iii) any reassignment of Executive to a principal place of employment which is more than twenty-five (25) miles form Executive's principal place of employment immediately prior to the Change of Control; or

               (iv) any reduction in Executive's annual base salary as the same may be increased from time to time; or

               (v) any failure to provide Executive with benefits at least as favorable as those enjoyed by Executive under Corporation's or Bank's retirement or pension, life insurance, medical, health and accident, disability or other employee or incentive compensation plans in which Executive participated or the taking of any action that would materially reduce any of such benefits, unless such reduction is part of a reduction applicable in each case to all employees; or

               (vi) any requirement that Executive travel in performance of his duties on behalf of Corporation or Bank for a significantly greater period of time during any year than was required of Executive during the year preceding the year in which the Change of Control occurred; or

               (vii) Any material breach of this Agreement of any nature whatsoever on the part of the Corporation or the Bank.

          For purposes of this Section 1.1, "Good Cause" shall mean (i) the willful failure by the Executive to substantially perform his duties as an officer of the Corporation or Bank after


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Executive's receipt of written notice from the Bank of such failure, other than a failure resulting from the Executive's incapacity because of physical or mental illness, or (ii) the willful engaging by the Executive in misconduct injurious to the Corporation or Bank, or (iii) the dishonesty or gross negligence of the Executive in the performance of his duties, or (iv) the breach of Executive's fiduciary duty involving personal profit, or (v) the violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority, any of which materially jeopardizes the business of the Corporation or Bank, or (vi) moral turpitude or other conduct on the part of the Executive which brings public discredit to the Corporation or Bank. The burden of establishing the validity of any termination for Good Cause shall rest upon the Corporation or the Bank.

          1.2 COMPENSATION UPON TERMINATION PURSUANT TO A CHANGE OF CONTROL. If Executive's employment is terminated and such termination is a Termination Pursuant to a Change of Control (as defined in Section 1.1), the Executive shall be entitled to receive the following:

          (A) Executive's compensation shall be continued for a period of one
     (1) year, commencing as of the Termination Pursuant to the Change of Control. For purposes of this Section 1.2, compensation shall mean (i) the highest of Executive's annualized base salary at the time of or during one of the three calendar years immediately preceding the Termination Pursuant to a Change of Control, plus (ii) the highest bonus earned by Executive with respect to one of the three calendar years immediately preceding the date of the Termination Pursuant to a Change of Control. Notwithstanding the provisions of the preceding sentence, Executive, at his/her option, may choose to receive, within thirty (30) days after termination of Executive's employment, a lump sum equal to the present value of the amount otherwise payable hereunder, determined by using the short-term applicable federal rate under Section 1274 of the Internal Revenue Code of 1986, as amended, in effect on the date of termination of employment; and


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          (B) For a period of one (1) year, commencing as of the Termination
     Pursuant to the Change of Control, the Bank also shall maintain in full force and effect, for the continued benefit of the Executive, all employee benefit plans and programs to which the Executive was entitled prior to the date of termination, if the Executive's continued participation is possible under the general terms and provisions of such plans, and programs, except that if the Executive's participation in any health, medical, life insurance, or disability plan or program is barred, the Bank shall obtain and pay for, on the Executive's behalf, individual insurance plans, policies or programs which provide to the Executive health, medical, life and disability insurance coverage which is substantially equivalent to the insurance coverage to which Executive was entitled prior to the date of termination.

          1.3 OTHER BENEFITS. The payments provided by this ARTICLE I shall not affect Executive's rights to receive any payments or benefits to which Executive may be or become entitled under any other existing or future agreement or arrangement of the Corporation, the Bank or any successor of either with the Executive, or under any existing or future benefit plan or arrangement of the Corporation, the Bank or any successor in which Executive is or becomes a participant, or under which Executive has or obtains rights, including without limitation, any qualified or nonqualified deferred compensation or retirement plans or programs or any outstanding stock options or similar agreements. Any such rights of Executive shall be determined in accordance with the terms and conditions of the applicable agreement, arrangement or plan and applicable law, provided, however, that Executive shall not be entitled to any severance payments in addition to those provided hereunder.

          1.4 WITHHOLDING FOR TAXES. All payments required to be made under this Agreement will be made in accordance with the Corporation's or other payor's normal payroll schedule except to the extent the Executive elects to receive payments in a lump sum as permitted


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by Section 1.2, and will be subject to withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

          1.5 KEY EMPLOYEE STATUS. Notwithstanding anything in this Section to the contrary, in the event Executive is determined to be a Key Employee, as that term is defined in Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, payments to such Key Employee hereunder, shall not begin earlier than the first day of the seventh month after the date of termination.

          For the purposes of the foregoing, the date upon which a determination is made as to the Key Employee status of the Executive, the Indemnification Date (as defined in Section 490A of the Code and the regulations promulgated thereunder) shall be December 31.

                                   ARTICLE II

                         DEFINITION OF CHANGE OF CONTROL

          2.1 CHANGE OF CONTROL. For purposes of this Agreement, the term "Change of Control" shall mean: a Change in the Ownership of the Corporation or the Bank, (as defined below), a Change in the Effective Control of the Corporation or the Bank (as defined below), or a Change in the Ownership of a Substantial Portion of the Assets of the Corporation or the Bank, (as defined below).

          (A) Change in the Ownership of the Corporation or the Bank. A Change in the Ownership of the Corporation or the Bank occurs on the date that any one person, or more than one person acting as a group (as defined below), acquires ownership of stock of the Corporation or the Bank that, together with


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     stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Corporation or the Bank. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Corporation or the Bank, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Ownership of the Corporation or the Bank. An increase in the percentage of stock owned by any one person or persons acting as a group, as a result of a transaction in which the Corporation or Bank acquires its stock in exchange for property will be treated as an acquisition of stock for these purposes. A change in ownership of the Corporation or the Bank only occurs when there is a transfer or issuance of stock of the Corporation or the Bank and the stock remains outstanding after the transaction.

          (B) Change in Effective Control of the Corporation or the Bank. A Change in Effective Control of the Corporation or the Bank occurs only on the date that either:

               (i) Any one person, or more than one person acting as a group (as defined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation or the Bank possessing 35 percent or more of the total voting power or the stock of the Corporation or the Bank; or

               (ii) A majority of members of the Corporation's Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation's Board of Directors prior to the date of the appointment or election.

          If any one person, or more than one person acting as a group, is considered to effectively control the Corporation or the Bank, the acquisition of additional control of the Corporation or the Bank by the same person or persons is not considered to cause a Change in the Effective Control of the Corporation or the Bank.


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          (C) Change in Ownership of a Substantial Portion of the Corporation's
     or the Bank's Assets. A Change in Ownership of a Substantial Portion of the Corporation's or the Bank's Assets occurs on the date that any one person, or more than one person acting as a group (as defined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation or the Bank that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Corporation or the Bank immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of assets of the Corporation or the Bank, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

          There is no Change of Control under this Paragraph 2.1(C) if there is a transfer of assets to an entity that is:

          (i) A shareholder of the Corporation or the Bank (immediately before the asset transfer) in exchange for or with respect to its stock;

          (ii) An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Corporation or the Bank;

          (iii) A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Corporation or the Bank; or

          (iv) An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (i),
     (ii), or (iii) above.

          (D) For purposes of this Paragraph 2.1, persons will not be considered to be acting as a group solely because they purchase or own stock or purchase assets of the Corporation or the Bank at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in the corporation prior to the


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     transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

          2.2 Notwithstanding anything else to the contrary set forth in this Agreement, if (i) an agreement is executed by the Corporation or the Bank providing for any of the transactions or events constituting a Change of Control pursuant to this ARTICLE II or an announcement concerning a tender offer or exchange offer is made constituting a Change of Control pursuant to this Article II, and the agreement, tender offer or exchange offer subsequently expires or is terminated without the transaction or event being consummated, and (ii) a "Termination Pursuant to a Change of Control" (as defined in ARTICLE I hereof) has not occurred prior to such expiration or termination, then for purposes of this Agreement (including, without limitation, ARTICLE I hereof) it shall be as though such agreement was never executed or such tender offer or exchange offer was never announced and no Change of Control event shall be deemed to have occurred as a result.

          2.3 The expiration of the two-year period after any Change of Control event without the occurrence of a Termination Pursuant to a Change of Control shall not have any effect on this Agreement, which shall remain in full force and effect until its termination by written agreement of the parties or the earlier termination of Executive's employment under circumstances not constituting a Termination Pursuant to a Change of Control.


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                                   ARTICLE III

                                    EXPENSES

          3.1 LEGAL ACTION. If Executive determines in good faith that the Corporation or any successor has failed to comply with its obligations under this Agreement, or if the Corporation or any successor or any other person takes any action to declare this Agreement void or unenforceable, or institutes any legal action or arbitration proceeding with respect to this Agreement, the Corporation hereby irrevocably authorizes Executive from time to time to retain counsel of Executive's choice, at the expense of the Corporation or such successor, to represent Executive in connection with any and all actions and proceedings, whether by or against the Corporation, any acquiror or successor, or any director, officer, stockholder or other person affiliated with any of the foregoing.

          3.2 EXCISE TAX MATTERS. It is the intention of the Corporation that Executive not be required to incur any expenses associated with determination of the amount of any "excess parachute payment" under Internal Revenue Code Section 280G or the amount of any excise tax imposed on Executive pursuant to Internal Revenue Code Section 4999 (or any successor provisions thereto). Therefore, the Corporation agrees to pay all expenses, including the expenses of the Corporation 's independent certified accountant and tax counsel, related to the determination of any excess parachute payment and excise tax.


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                                   ARTICLE IV

                                  MISCELLANEOUS

          4.1 TERMINATION OF EMPLOYMENT. This Agreement shall not in any way obligate either the Corporation or the Bank to continue the employment of Executive, nor shall this Agreement limit the right of the Corporation or the Bank to terminate Executive's employment for any reason.

          4.2 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and, to the extent permitted hereunder, assigns. All of the obligations of the Corporation and the Bank hereunder shall be legally binding on any successor to the Corporation or the Bank, including without limitation, any successor as a result of the consummation of a Change of Control. The right of Executive to receive payments hereunder may not be assigned, alienated, pledged or otherwise encumbered by Executive and any attempt to do so shall be void and of no force or effect.

          4.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding between the parties hereto with respect to the subject matter hereof and may be amended only by an instrument in writing signed by the parties hereto. Upon the execution and delivery of this Agreement, any prior agreement relating to the subject matter hereof will be deemed automatically terminated and be of no further force or effect

          4.4 JURISDICTION. The parties hereto consent to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania in any and all actions arising hereunder.


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          4.5 GOVERNING LAWS. This Agreement shall be governed and construed under the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles thereof.

          4.6 RABBI TRUST. The Corporation and the Bank have established a rabbi trust. In the event of a Change of Control, the Corporation and the Bank shall, in accordance with the terms of the trust, contribute the amounts described therein. Thereafter, amounts payable under this Agreement shall be paid first from the assets of such trust and the income thereon. Notwithstanding establishment of such trust, the Corporation and the Bank shall remain obligated to make the necessary payments under this Agreement to the extent the trust does not, at any time, have adequate assets to pay benefits when due under this Agreement.

          4.7 UNFUNDED OBLIGATIONS. The obligations to make payments hereunder shall be unfunded and Executive's rights to receive any payments hereunder shall be the same as any other unsecured general creditor.

          4.8 INDIVIDUAL AGREEMENT. This Agreement constitutes an agreement solely between the Corporation, the Bank and Executive named herein. This Agreement is intended to constitute a non-qualified arrangement for the benefit of the Executive and shall be construed and interpreted in a manner consistent with such intention.

          4.9 HEADINGS. All headings preceding the text of the several paragraphs hereof are inserted solely for reference and shall not constitute a part of this Agreement, nor affect its meaning, construction or effect.


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          IN WITNESS WHEREOF, the Corporation and the Bank have each caused this
Agreement to be executed and attested to on its behalf by a duly authorized officer, and Executive hereunto has set his hand and seal as of the day and year first above written.

ATTEST:                                 CODORUS VALLEY BANCORP, INC.


/s/ Harry R. Swift                      By: /s/ Rodney L. Krebs
-------------------------------------       ------------------------------------
Secretary

(SEAL)


ATTEST:                                 PEOPLESBANK, A CODORUS VALLEY COMPANY


/s/ Barbara J. Myers                    By: /s/ Rodney L. Krebs
-------------------------------------       ------------------------------------
Secretary

(SEAL)


WITNESS:                                EXECUTIVE


/s/ Matthew A. Clemens                  /s/ Jann A. Weaver                (SEAL)
-------------------------------------   -------------------------------


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